EXHIBIT (i)(3)


                              DORSEY & WHITNEY LLP

    MINNEAPOLIS              PILLSBURY CENTER SOUTH             BRUSSELS
     NEW YORK                220 SOUTH SIXTH STREET            COSTA MESA
      SEATTLE           MINNEAPOLIS, MINNESOTA 55402-1498       BILLINGS
      DENVER                TELEPHONE: (612) 340-2600             FARGO
 WASHINGTON, D.C.              FAX: (612) 340-2868              HONG KONG
 NORTHERN VIRGINIA              www.dorseylaw.com              GREAT FALLS
    DES MOINES                                                  ROCHESTER
      LONDON                                                      TOKYO
     ANCHORAGE                                                  MISSOULA
  SALT LAKE CITY                                                VANCOUVER
                                                                SHANGHAI


                               September __, 2001


First American Funds, Inc.
601 Second Avenue South
Minneapolis, Minnesota 55402


Ladies and Gentlemen:

         We have acted as counsel to First American Funds, Inc., a Minnesota corporation (the "Company"), in rendering the opinion hereinafter set forth with respect to the authorization of the following series and classes of the Company's common shares, par value $0.01 per share, which are also known by the names set forth opposite their respective series and class designations:

            Series and Class             Name
            ----------------             ----

            Series B, Class Six          Prime Obligations Fund, Class S
            Series B, Class Seven        Prime Obligations Fund, Class I
            Series C, Class Four         Government Obligations Fund, Class S
            Series D, Class Four         Treasury Obligations Fund, Class S
            Series F, Class Five         Tax Free Obligations Fund, Class S
            Series G, Class One          Treasury Reserve Fund, Class A
            Series H, Class One          Ohio Tax Free Obligations Fund, Class A
            Series H, Class Two          Ohio Tax Free Obligations Fund, Class Y
            Series H, Class Three        Ohio Tax Free Obligations Fund, Class S

The shares of the Company referred to above are referred to herein collectively as the "Shares."

         We understand that the Shares are being registered under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, pursuant to the Company's Registration Statement on Form N-1A relating to such shares (the "Registration Statement"). In rendering the opinion hereinafter expressed, we have reviewed the corporate proceedings taken by the Company in connection with the


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authorization and issuance of the Shares, and we have reviewed such questions of law and examined copies of such corporate records of the Company, certificates of public officials and of responsible officers of the Company, and other documents as we have deemed necessary as a basis for such opinion. As to the various matters of fact material to such opinion, we have, when such facts were not independently established, relied to the extent we deemed proper on certificates of public officials and of responsible officers of the Company. In connection with such review and examination, we have assumed that all copies of documents provided to us conform to the originals and that all signatures are genuine.

         In addition, in rendering the opinion hereinafter expressed, we have assumed, with the concurrence of the Company, that all of the Shares will be issued and sold upon the terms and in the manner set forth in the Registration Statement; that the Company will not issue Shares in excess of the numbers authorized in the Company's articles of incorporation as in effect at the respective dates of issuance; and that the Company will maintain its corporate existence and good standing under the laws of the State of Minnesota in effect at all times after the date of this opinion.

         Based on the foregoing, it is our opinion that the Shares issued from and after the date hereof, when issued and delivered by the Company as described in the Registration Statement, will be legally issued and fully paid and non-assessable.

         In rendering the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Minnesota. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

                                                        Very truly yours,

                                                        /s/ Dorsey & Whitney LLP

JDA/cmq